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                                                                    EXHIBIT 10.8


                                    CONTRACT


                 Made and Executed this ___ Day of January 1988.


Between:            Camtek Ltd.
                             (hereinafter: "Camtek")
                                                           OF THE FIRST PART

AND:                P.C.B. Ltd.
                             (hereinafter: "P.C.B.")

                                                           OF THE SECOND PART


Whereas Camtek is engaged in the research and development of a computerized system for visually checking printed circuits (hereinafter: the "System"); and

Whereas Camtek has already invested funds and know-how in, and wishes to continue, the research and development of the System (hereinafter: the "Further Development") and is, for such purpose in need of additional financing, and

Whereas Camtek has proposed that P.C.B. participate in the Further Development of the System; and

Whereas P.C.B. has agreed to participate in the research and Further Development of the System, subject to the provisions herein contained.

Now, therefore, it is declared, agreed and stipulated between the parties as follows:

1.       The preamble to this Contract constitutes an integral part thereof.

2.       Camtek hereby declares, confirms and warrants that:

         a. It has already carried out research and development of the System by investing monies and efforts and that there is a reasonable prospect of the development of the System being completed and being brought to a stage of productions.

         b. Camtek has files an application with the Industrial Research and Development Administration for approval of the program of research and development which has already been and continues to be carried out by it.

         c. Camtek undertakes to complete the Further Development until the know-how and technology required to produce the System are obtained.

3. P.C.B. undertakes to participate and invest in the Further Development a sum of up to NIS 1 million (one million New Israel Shekels) (hereinafter the "Financing") which will be paid to Camtek pursuant to the needs of Camtek, with the sum of 500,000 of the Financing to be paid in 1988 and the sum of up to NIS 500,000 to be paid in 1989.

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4.       a.       Camtek undertakes to submit the program/s for implementation of the Further Development for the approval of the competent authorities.

         b. The grant of the Financing by P.C.B. is subject and conditional to the obtainment of an approval for the program/s for implementation of the Further Development, as required according to Section 20A of the Income Tax Ordinance.

         c. If P.C.B. remits to Camtek any payment on account of the Financing and the program/s for the Further Development will not have been approved as mentions above, Camtek will repay to P.C.B. the amount transferred to it, linked to the Consumer Price Index published by the Central Bureau of Statistics (including fruit and vegetables).

5. Camtek undertakes to complete and execute the Further Development according to the program/s that will be approved and to execute them solely at its own expense and responsibility.

6. In consideration of the Financing P.C.B. will be entitled to receive royalties as set out in Schedule A attached hereto as an integral part hereof.

7. Camtek undertakes to purchase the design of the printed circuits form P.C.B. and also the printed circuits required by it to execute the Further Development and production of the System, provided that the price and conditions of P.C.B.will be no less favourable than the best offer (from Camtek's point of view) that Camtek will receive from another manufacturer of printed circuits.

8. P.C.B. will be granted first preference in purchasing the system for its own needs in all matters relating to the supply dates, and the System will be supplied to it at the price and on the payment conditions of a "preferred customer" of Camtek.

9. Camtek will, upon P.C.B.'s demand, submit to it at the end of each quarter a statement setting out the operations and expenses expended by Camtek during the quarter. P.C.B. will be entitled to receive additional statement upon demand, including a copy of the statements filed by Camtek with the Chief Scientist in accordance with the Letter of Approval.

         P.C.B. will be entitled to inspect Camtek's books of account at any time in connection with all matters concerned with the execution and financing of the Further Development.

10. In order to protect P.C.B.'s rights under this Contract and to enable it to supervise and review the execution of the Further Development and payment of the expenses, a representative on behalf of P.C.B. will be appointed as a director of Camtek, with the right to be a co-signor with an additional director.

11. For the avoidance of any doubt, it is hereby expressly agreed and declared that the participation by P.C.B. in the Further Development according to the provisions of this



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         Contract is not to be regarded as creating any partnership between
         Camtek and P.C.B., as Camtek will execute the Further Development at its sole expense and responsibility.

12. No variation to this Contract will be effective unless made in writing with the consent of both parties.

13. Neither of the parties will be entitled to assign or transfer its rights under this Contract without obtaining the prior written consent of the other party.


                    In witness whereof the parties have set their hands:


                            (signed)                         (signed)


                    ---------------------------     ---------------------------
                            P.C.B. Ltd.                     Camtek Ltd.





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                                   SCHEDULE A



1. P.C.B. will be entitled to royalties based on these principles pursuant to a percentage of the cumulative value of the sales of the System (including retained models) as follows:

         TURNOVER                                        PERCENTAGE
         --------                                        ----------
         In millions of US$

         Up to 5                                         5.0%
         Above 5 and up to 7.5                           4.5%
         Above 7.5 and up to 10                          4.0%
         Above 10 and up to 12.5                         3.5%
         Above 12.5 and up to 15                         3.0%
         Above 15 and up to 20                           2.5%
         Above 20                                        0.5%

2. "Value of sales" means the aggregate actual revenues that will be received by Camtek from sales of the System, less V.A.T. and other taxes (apart from income tax) and under deduction of the cashflow and commissions.

         Revenues that will be received in NIS will be calculated according to the representative rate of exchange of the U.S. dollar as existing on the date of receipt of the revenue.

3. For the avoidance of doubt it is hereby stated that the calculation of the turnover will be made on an accrued basis.

4. Camtek will pay P.C.B. the royalties at the end of each 3-month period in respect of the revenues actually received by it during such period.

5. The royalties will be paid to P.C.B plus V.A.T. as shall apply at the time of payment against a V.A.T. invoice of P.C.B.



         (signed)                   (signed)





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